UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

Chicago Bridge & Iron Company N.V.

(Comet II B.V., as successor by merger to Chicago Bridge & Iron Company N.V.)

(Exact name of registrant as specified in its charter)

The Netherlands	1-12815	98-0420223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Prinses Beatrixlaan 35 2595 AK The Hague The Netherlands	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 31 70 373 2010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K for Chicago Bridge & Iron Company N.V. (the “Company” or “CB&I”) is being filed by Comet II B.V., a company incorporated under the laws of the Netherlands (“Comet II”), as successor by merger to CB&I, in connection with the consummation of the transactions contemplated by the Business Combination Agreement (the “Agreement”), dated December 18, 2017, by and among McDermott International, Inc., a corporation incorporated under the laws of the Republic of Panama (“McDermott”), McDermott Technology, B.V., a company incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of McDermott (“McDermott Bidco”), McDermott Technology (Americas), LLC, a Delaware limited liability company and a wholly owned subsidiary of McDermott (“U.S. Acquiror 1”), McDermott Technology (US), LLC, a Delaware limited liability company and a wholly owned subsidiary of McDermott (“U.S. Acquiror 2” and, together with U.S. Acquiror 1, McDermott and McDermott Bidco, the “Original McDermott Parties”), the Company, Comet I B.V., a company incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of the Company (“Comet I”), Comet II, CB&I Oil & Gas Europe B.V., a company incorporated under the laws of the Netherlands and an indirect, wholly owned subsidiary of the Company (“CT Seller 1”), CB&I Group UK Holdings, a private limited company incorporated in and registered in England and Wales and an indirect, wholly owned subsidiary of the Company (“CT Seller 2”), CB&I Nederland B.V., a company incorporated under the laws of the Netherlands and an indirect, wholly owned subsidiary of the Company (“CT Seller 3”), and The Shaw Group, Inc., a Louisiana corporation and an indirect, wholly owned subsidiary of the Company (“CT Seller 4” and, together with CT Seller 1, CT Seller 2 and CT Seller 3, the “CT Sellers”; and the CT Sellers, together with CB&I, Comet I and Comet II, the “CB&I Parties” and, together with the Original McDermott Parties, the “Original Parties”), as amended by Amendment No. 1 to Business Combination Agreement and Partial Assignment and Assumption of Business Combination Agreement, dated January 24, 2018, by and among the Original Parties, McDermott Technology (2), B.V., a company incorporated under the laws of the Netherlands and a wholly owned subsidiary of McDermott and McDermott Technology (3), B.V., a company incorporated under the laws of the Netherlands and a wholly owned subsidiary of McDermott. Pursuant to the Agreement, on May 10, 2018, the Company and McDermott combined through a series of transactions, including an Exchange Offer, the CB&I Technology Acquisition, Merger, Share Sale and Liquidation (each as defined below and, together, the “Combination”). The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Combination. The Combination is more fully described in Item 2.01 below.

Item 1.02.	Termination of Material Definitive Agreement.

Credit Facilities

On May 10, 2018, in connection with the closing of the Combination and pursuant to the terms of (A) the Credit Agreement, dated as of October 28, 2013 (the “Credit Agreement”), by and among the Company, Chicago Bridge & Iron Company (Delaware), certain Subsidiaries of the Company signatory thereto, Bank of America, N.A., as administrative agent and collateral agent, and each of the Lenders signatory thereto, with respect to the Company’s five year $1.15 billion revolving credit facility (the “Credit Facility”), (B) the Amended and Restated Revolving Credit Agreement, dated as of July 8, 2015 (the “Revolving Credit Agreement”), by and among the Company Chicago Bridge & Iron Company (Delaware), certain Subsidiaries of the Company signatory thereto, Bank of America, N.A., as administrative agent and collateral agent, and each of the Lenders signatory thereto, with respect to the Company’s five year $800 million revolving credit facility (the “Revolving Credit Facility”), and (C) the Term Loan Agreement, dated as of July 8, 2015 (the “Term Loan Agreement”, and together with the Revolving Credit Agreement and Credit Agreement, the “Credit Agreements”), by and among the Company Chicago Bridge & Iron Company (Delaware), certain Subsidiaries of the Company signatory thereto, Bank of America, N.A., as administrative agent and collateral agent, and each of the Lenders signatory thereto, with respect to the Company’s five year $500 million term facility (the “Term Facility” and together with the Credit Facility and Revolving Credit Facility, the “Credit Facilities”), the Company has prepaid the Credit Facilities in full and all indebtedness with respect to such Credit Facilities has been cancelled. Upon the prepayment of the Credit Facilities pursuant to the Credit Agreements, all indebtedness was deemed to be and shall be paid, satisfied and discharged in full, and the Credit Agreements and the Credit Facilities have been automatically terminated and are of no further force and effect. In connection with the termination of the Credit Facilities, Bank of America, N.A., released all liens held by the Lenders, holders of the Notes and certain other Secured Parties.

Note Purchase Agreements

On May 10, 2018, in connection with the closing of the Combination and pursuant to the terms of (A) the Note Purchase and Guarantee Agreement, dated December 27, 2012 (the “2012 NPA”), by and among Chicago Bridge & Iron (Delaware) (together with the Company, the “Obligors”), the Company and the purchasers party thereto, with respect to the Company’s (i) 9.15% Senior Notes, Series A-1, due August 31, 2018 and 9.15% Senior Notes, Series A-2 due August 31, 2018, (ii) 7.57% Senior Notes, Series B, due December 27, 2019, (iii) 8.15% Senior Notes, Series C, due December 27, 2022 and (iv) 8.30% Senior Notes, Series D, due December 27, 2024 (collectively, the “2012 Notes”) and (B) the Note Purchase and Guarantee Agreement, dated as of July 22, 2015 (the “2015 NPA” and, together with the 2012 NPA, the “NPAs”), by and among Chicago Bridge & Iron (Delaware), the Company and the purchasers party thereto, with respect to the Company’s 7.53% Senior Notes due 2025 (the “2015 Notes” and, together with the 2012 Notes, the “Notes”), the Company has prepaid the Notes in full and all indebtedness with respect to such Notes has been cancelled. Upon the prepayment of the Notes pursuant to the NPAs, all indebtedness was deemed to be and shall be paid, satisfied and discharged in full, and the NPAs and the Notes have been automatically terminated and are of no further force and effect.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 10, 2018, pursuant to the Agreement, CB&I and McDermott combined through a series of transactions that occurred substantially concurrently, as follows:

•	McDermott Bidco completed an exchange offer (the “Exchange Offer”) to acquire any and all of the issued and outstanding shares of the common stock of CB&I, par value €0.01 per share (“CB&I Common Stock”), with each share of CB&I Common Stock accepted by McDermott Bidco in the Exchange Offer exchanged for the right to receive 0.82407 shares of common stock of McDermott, par value $1.00 per share (“McDermott Common Stock”) (the “Exchange Offer Ratio”), plus cash in lieu of any fractional shares (collectively, the “Per Share Consideration”). Computershare Trust Company, N.A., the exchange agent for the Exchange Offer, has advised that, as of the expiration of the Exchange Offer, a total of 66,690,236 shares of CB&I Common Stock, representing approximately 65% of the outstanding shares of CB&I Common Stock, had been validly tendered pursuant to the Exchange Offer and not properly withdrawn;

•	Subsidiaries of McDermott acquired for cash certain entities that own CB&I’s technology business (the “CB&I Technology Acquisition”) and the cash proceeds paid in the CB&I Technology Acquisition were used to repay certain existing debt of CB&I. The consideration paid in connection with the CB&I Technology Acquisition was approximately $2.65 billion;

•	CB&I merged with and into Comet II, and each share of CB&I Common Stock that was not tendered in the Exchange Offer was exchanged into a share of Comet I stock (the “Merger”);

•	Comet I sold to McDermott Bidco all of the outstanding shares of Comet II (the “Share Sale”) in exchange for a note that is mandatorily exchangeable into shares of McDermott Common Stock (the “Exchangeable Note”); and

•	Comet I dissolved and subsequently liquidated in accordance with Sections 2:19 and 2:23b of the Dutch Civil Code. Pursuant to the liquidation, each holder of shares of CB&I Common Stock not tendered in the Exchange Offer is entitled to receive, as a liquidation distribution, the Per Share Consideration for each such share (reduced by applicable withholding taxes, including any Dutch withholding taxes under the Dividend Withholding Tax Act 1965) (the “Liquidation”). Any portion of the Exchangeable Note that was distributed to McDermott Bidco was extinguished.

Treatment of Equity Awards. At the closing of the Combination (the “closing”), outstanding CB&I restricted stock units that vested upon the closing in accordance with their terms, CB&I restricted stock units held by CB&I’s non-employee directors and CB&I deferred share awards held by CB&I’s non-employee directors each converted into the right to receive the Per Share Consideration in respect of each share of CB&I Common Stock covered by the award, less any applicable withholding taxes. Also at the closing, outstanding CB&I restricted stock units that did not vest at the closing by their terms, outstanding CB&I options and outstanding CB&I stock appreciation rights were each converted into corresponding awards relating to shares of McDermott Common Stock, with appropriate adjustments to reflect the Exchange Offer Ratio and remain subject to their original vesting schedule (except that any CB&I options vested at the closing). Further, at the closing, outstanding CB&I performance shares were cancelled and converted into a right to receive a cash payment equal to (i) the target number of shares of CB&I Common Stock underlying the award multiplied by (ii) 2.47221 multiplied by (iii) $6.64, the closing price of a share of McDermott Common Stock on May 9, 2018, the business day immediately preceding the closing date.

Based on the closing price of $6.64 for a share of McDermott Common Stock on the New York Stock Exchange on May 9, 2018, the aggregate implied value of the consideration paid in connection with the Combination (other than the CB&I Technology Acquisition) was approximately $1.7 billion.

For additional information regarding the consideration payable to holders of the Company’s securities, see Item 3.03 of this Current Report on Form 8-K, which is incorporated into this Item 2.01 by reference.

The foregoing description of the Agreement and the Combination does not purport to be complete and is qualified in its entirety by reference to the Agreement, as amended, filed as Exhibit 2.1 and Exhibit 2.2 hereto, and is incorporated into this Item 2.01 by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 10, 2018, McDermott entered into a Credit Agreement (the “Credit Agreement”) with McDermott Technology (Americas), Inc., McDermott Technology (US), Inc. and McDermott Bidco, each a wholly owned subsidiary of McDermott, as co-borrowers (collectively, the “Borrowers”), McDermott, as a guarantor, a syndicate of lenders and letter of credit issuers, Barclays Bank PLC, as administrative agent for the term facility under the Credit Agreement, and Crédit Agricole Corporate and Investment Bank, as administrative agent for the other facilities under the Credit Agreement.

The indebtedness and other obligations under the Credit Agreement are unconditionally guaranteed on a senior secured basis by McDermott and substantially all of McDermott’s wholly owned subsidiaries, including wholly owned subsidiaries resulting from the consummation of the Combination such as the Company’s subsidiaries (collectively, the “Guarantors”), other than several captive insurance subsidiaries and certain other designated or immaterial subsidiaries. The obligations under the Credit Agreement are secured by first-priority liens on substantially all of the Borrowers’, McDermott’s and the other Guarantors’ assets.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with completion of the Combination on May 10, 2018, the Company notified the New York Stock Exchange (“NYSE”) of the effectiveness of the Combination and requested (i) that trading of the Company’s common stock on NYSE be suspended before the open of trading on May 11, 2018 and (ii) that NYSE file with the Securities Exchange Commission (“SEC”) an application on Form 25 to delist and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a certification on Form 15 with the SEC requesting the termination of registration of its common stock with the SEC under Section 12(g) of the Exchange Act and its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

At the closing of the Combination, each holder of CB&I Common Stock issued and outstanding immediately prior to the closing ceased to have any rights as a shareholder of the Company or Comet I other than the right to receive the Per Share Consideration.

Item 5.01.	Changes in Control of Registrant.

The information in Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

At closing, a change in control of the Company occurred through the following transactions:

•	As a result of the completion of the Exchange Offer, McDermott Bidco acquired approximately 65% of the Company’s voting stock. The aggregate value of the stock consideration paid in the Exchange Offer was approximately $1.1 billion.

•	Promptly following the effective time of the Exchange Offer, CB&I, Comet I and Comet II completed the Merger with: (1) Comet II continuing as a wholly owned subsidiary of Comet I; (2) all holders of shares of CB&I Common Stock becoming shareholders of Comet I; and (3) McDermott Bidco becoming a shareholder of Comet I, as a result of the shares it validly accepted for exchange in the Exchange Offer being exchanged for shares of Comet I pursuant to the terms of the Merger; and

•	McDermott Bidco and Comet I completed the Share Sale as a result of which Comet II became an indirect and wholly owned subsidiary of McDermott.

Upon the completion of the Combination, CB&I ceased to exist and Comet II, the successor entity of CB&I, became an indirect and wholly owned subsidiary of McDermott.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Agreement, as of the closing on May 10, 2018, the directors of the CB&I supervisory and management boards resigned and McDermott Technology, B.V. became the director of the surviving company. The information in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

On May 9, 2018, CB&I entered into a letter agreement with Patrick K. Mullen memorializing the terms of his compensation and benefits following the completion of the Combination. Following the completion of the Combination, Mr. Mullen will cease to hold the title of President and Chief Executive Officer and will instead serve as Executive Advisor to the Chief Executive Officer of McDermott, with a base salary of $1,133,000, a target bonus opportunity of 130% of base salary and perquisites provided at the same level and on the same terms as such perquisites are provided today. Mr. Mullen is expected to remain in such role through June 6, 2018. The cash amounts payable to Mr. Mullen under his change-of-control agreement with CB&I became fully vested and non-forfeitable upon the closing of the Combination and will be paid following his termination of employment for any reason at the times specified in the change-in-control agreement and in accordance with applicable tax code requirements. All other rights under Mr. Mullen’s change-of-control agreement with CB&I remain in effect. Mr. Mullen is eligible to receive customary indemnification rights for his service as a senior executive officer, including coverage under McDermott’s directors and officers liability policy. In addition, Mr. Mullen’s annual CB&I Restricted Stock Unit Award granted in February 2018 will accelerate upon a termination of his employment without cause or his resignation with good reason (including ceasing to be Chief Executive Officer following the completion of the Combination).

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement, as set forth on Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated into this Item 5.02 by reference.

Following the Combination, effective May 11, 2018, Michael S. Taff will cease to be the Executive Vice President and Chief Financial Officer of the Company, and James W. Sabin will cease to be the Executive Vice President of Global Operations Service of the Company and, effective May 23, 2018, Duncan N. Wigney will cease to be the Executive Vice President of Engineering and Construction of the Company. Daniel M. McCarthy will continue to serve as the Executive Vice President, Lummus Technology.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the articles of association of Comet II, as in effect immediately prior to the effective time of the Merger and as set forth on Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference, became the articles of association of the surviving company in the Merger. The information in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Business Combination Agreement, dated December 18, 2017, by and among McDermott International, Inc., McDermott Technology, B.V., McDermott Technology (Americas), LLC, McDermott Technology (US), LLC, Chicago Bridge & Iron Company N.V., Comet I B.V., Comet II B.V., CB&I Oil & Gas Europe B.V., CB&I Group UK Holdings, CB&I Nederland B.V. and The Shaw Group, Inc. (incorporated by reference herein to Exhibit 2.1 to Chicago Bridge & Iron Company N.V.’s Current Report on Form 8-K filed on December 20, 2017).

2.2	Amendment No.1 and Partial Assignment and Assumption of Business Combination Agreement dated January 24, 2018 by and among McDermott International, Inc., McDermott Technology, B.V., McDermott Technology (Americas), LLC, McDermott Technology (US), LLC, McDermott Technology (2), B.V., McDermott Technology (3), B.V., Chicago Bridge & Iron Company N.V., Comet I B.V., Comet II B.V., CB&I Oil & Gas Europe B.V., CB&I Group UK Holdings, CB&I Nederland B.V. and The Shaw Group, Inc. (incorporated by reference herein to Exhibit 2.1 to McDermott International, Inc.’s Current Report on Form 8-K filed on January 24, 2018).

3.1	Articles of Association of Comet II (Unofficial English Translation), dated December 12, 2017.

10.1	Letter Agreement by and between Patrick K. Mullen and Chicago Bridge & Iron Company N.V., dated as of May 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMET II B.V. (as successor by merger to Chicago Bridge & Iron Company N.V.)

	By:	McDermott Technology, B.V.
	Its:	Managing Director

Date: May 10, 2018	By:	/s/ Stuart Spence
Stuart Spence
Managing Director